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                                                                   EXHIBIT 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 for Variable Separate Account (Portion Relating to the POLARIS II Variable Annuity) of Anchor National Life Insurance Company, of our report dated November 7, 1997 relating to the consolidated financial statements of Anchor National Life Insurance Company, which appears in such Prospectus. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.



/s/ Price Waterhouse LLP



PRICE WATERHOUSE LLP


Los Angeles, California


March 19, 1998